UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 23, 2018

MGT Capital Investments, Inc.

Delaware	001-32698	13-4148725
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

512 S. Mangum Street, Suite 408 Durham, NC	27701	(914) 630-7430
(Address of principal executive offices)	(Zip Code)	(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act [  ]

Item 5.07 Submission of Matters to a Vote of Security Holders.

On March 23, 2018, at the special meeting of the stockholders (the “Special Meeting”) of MGT Capital Investments, Inc. (the “Company”), the Company submitted to a vote of our stockholders a proposal to amend the Company’s Restated Certificate of Incorporation to increase the Company’s common stock, a proposal to authorize the Board of Directors to implement a reverse split of the Company’s Common Stock and a vote to authorize the chairman of the Special Meeting to adjourn the meeting to a later date to allow further solicitation in the event that there are insufficient votes to approve either of the aforementioned proposals. Our stockholders approved each proposal by the requisite vote. The table below presents the number of votes for or against, as well as the number of abstentions and broker non-votes, as to such proposal.

	For	Against	Abstain	Broker Non-Votes
Amendment of the Restated Certificate of Incorporation	45,184,360	8,842,507	279,501	0
Authorize Reverse Split of Common Stock	42,049,276	12,108,459	148,633	0
Authorize Adjournment of Meeting	44,051,906	9,384,784	869,678	0

As of February 20, 2018, the record date for the Special Meeting, 63,953,234 shares of our common stock were outstanding and eligible to vote.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MGT Capital Investments, Inc.

Date:	March 23, 2018	By:	/s/ Robert B. Ladd
		Name:	Robert B. Ladd
		Title:	President